Exhibit 23.11

Dec 9th 2016

Consent of Expert

I hereby consent to the incorporation by reference in this Registration Statement on Form F-3 and the related Prospectus of certain information relating to the scientific and technical information of Agnico Eagle Mines Limited (the “Company”) that was prepared by, or derived from reports prepared by, me and included in the Company’s Annual Report on Form 40-F for the year ended December 31, 2015. I also consent to the reference to my name under the heading “Experts” in such Prospectus.

Yours very truly,

/s/ Dominique Girard
Dominique Girard